Exhibit 5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form 10 of TotalSoft Acquisition Group, Inc. our audit report dated June 23, 2008 relating to the accompanying balance sheet of TotalSoft Acquisition Group, Inc. as of May 31, 2008 and the related statements of operations, stockholder's equity, and cash flows from inception (May 17, 2008) through May 31, 2008.

Sincerely,


/s/De Joya Griffith & Company LLC
---------------------------------
De Joya Griffith & Company LLC


June 27, 2008
Henderson, Nevada